EX-35 (c)
(logo) HOME LOAN SERVICES

FORM OF ANNUAL COMPLIANCE CERTIFICATE

March 1, 2007

HSI Asset Securitization Corporation,
Attention: Head MBS Principal Finance
452 Fifth Avenue
New York, New York 10018

To: Wells Fargo Bank, N.A.,
as Securities Administrator and Master Servicer
Attention: Corporate Trust Services - FFMLT 2006-FF5
9062 Old Annapolis Road
Columbia, Maryland 21045

RE: Annual officer's certificate delivered pursuant to Section 3.24 of that certain Pooling Servicing Agreement, dated as of April 1, 2006 (the "Pooling and Servicing Agreement"), among HSI Asset Securitization Corporation, as depositor (the "Depositor"), National City Home Loan Services, Inc., as Servicer, First Franklin Financial Corporation, as Mortgage Loan Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer"), and securities administrator (the "Securities Administrator"), and Deutsche Bank National Trust Company, as trustee (the "Trustee")

Steven A. Baranet, the undersigned, a duly authorized Vice President of Home Loan Services, Inc., f/k/a National City Home Loan Services, Inc. (the "Servicer") does hereby certify the following for the calendar year ending on December 31, 2006:

1. A review of the activities of the Servicer during the preceding calendar year and of its performance under the Agreement for such period has been made under my supervision.

2. To the best of my knowledge, based on such review, the servicer has fulfilled all of its obligations under the Agreement in all material respects throughout such year or, if there has been a failure to fulfill any such obligation in any material respect, I have specifically identified to the Depositor and the Master Servicer each such failure known to me and the nature and status thereof, including the steps being taken by the Servicer to remedy such default.

Certified By:


/s/ Steven A. Baranet
Name: Steven A. Baranet
Title: Vice president

Loan Services
P.O. Box 1838
Pittsburgh, PA 15230-1838

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Home Loan Services is a subsidiary
of Merrill Lynch Bank and Trust Co., FSB

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